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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 5, 2004, except for the last paragraph of Note 11, as to which the date is December 20, 2004, in the Registration Statement (Form S-1) and related Prospectus of GeoLogistics Corporation to be filed on or about January 18, 2005 with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Orange County, California
January 13, 2005

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM